                                                                 Exhibit 23.7


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) filed by World Access, Inc., pertaining to World Access, Inc. Profit Sharing and Retirement Savings Plan of our report dated June 5, 1998, with respect to the combined financial statements of Cherry Communications Incorporated (d/b/a Resurgens Communications Group) and Cherry Communications UK Limited for the year ended December 31, 1997, included in (i) the Current Report on Form 8-K filed by World Access, Inc. on July 27, 1998, as amended by Amendment No. 1 thereto on Form 8-K/A filed by World Access, Inc. on September 4, 1998, as further amended by Amendment No. 2 thereto on Form 8-K/A filed by World Access, Inc. on September 25, 1998 and (ii) the Joint Proxy Statement of World Access, Inc. and Telco Systems, Inc. and Prospectus of World Access, Inc. that is made part of the Registration Statement (Form S-4 No. 333-67025) filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP


Atlanta, Georgia
December 7, 1998